SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

March 30, 2005

Bestway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-08568	81-0332743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Stemmons Freeway, Suite 320

Dallas, Texas 75247

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

214-630-6655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 30, 2005, the management of Bestway, Inc. (“the Company”), concluded that the previously issued consolidated financial statements of the Company for the fiscal years ended July 31, 2004, July 31, 2003 and July 31, 2002 should be restated to reclassify the cash flows generated in connection with proceeds from sales of merchandise and, for that reason should no longer be relied upon. The Company will file an amendment to its Annual Report on Form 10-K for its fiscal year ended July 31, 2004 to restate its consolidated statements of cash flows for all periods presented therein.

The impact of the restatement on cash flows for the years ended July 31, 2004, 2003 and 2002 was as follows:

	2004		2003		2002
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
Cash flows provided by operating activities	$12,722,041	$11,009,210	$12,112,730	$10,223,909	$10,210,071	$8,592,365

Cash flows used in investing activities	$11,351,982	$9,639,151	$10,940,243	$9,051,422	$8,600,346	$6,982,640

In connection with the reclassification of cash flows discussed above, the Company will file its Quarterly Reports on Form 10-Q for the quarters ended October 31, 2004 and January 31, 2005 with restated consolidated statements of cash flows for the quarters ended October 31, 2003 and January 31, 2004, respectively.

The authorized officers of the Company and the Chairman of the Company’s Audit Committee have discussed the foregoing matters with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BESTWAY, INC.

By:	/S/ BETH A. DURRETT
Beth A. Durrett, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and duly authorized to sign on behalf of the registrant)

Date: April 11, 2005